EXHIBIT 10.2


                   CHANGE-IN-CONTROL AGREEMENT


     CHANGE-IN-CONTROL AGREEMENT (the "Agreement"), dated as of December 20, 1994, between North Fork Bancorporation, Inc., a Delaware corporation with its principal place of business at 9025 Main Road, Mattituck, New York 11952 (the
"Company"), and         [NAME]     , an executive of the Company (the
"Executive").
     WHEREAS, the Executive is presently serving as   [EXECUTIVE OFFICER
POSITION OR POSITIONS]   of the Company and is providing valuable services to
the Company and its subsidiaries; and
     WHEREAS, the Executive has requested certain assurances in the event of a change in control of the Company during the term of his employment by the Company; and
     WHEREAS, the Company wishes to create an environment which will encourage the Executive to render best efforts on the Company's behalf in the event such a change in control occurs or is proposed; and
     WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the negotiation, delivery and execution of this Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Company and the Executive hereby agree as follows:
     1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until the earlier of:
         (i) the normal expiration date, which shall be the third anniversary of the date of this Agreement; provided, however, that commencing on the first anniversary of the date of this Agreement, and annually on such month and day in each succeeding year thereafter (the "Renewal Date"), the normal expiration date for purposes of this subsection (i) shall automatically be modified and extended to become the third anniversary of such Renewal Date, unless at least sixty (60) days prior to any such Renewal Date the Board, upon the affirmative vote of a majority of its members, shall have voted not to renew this Agreement, in which event the normal expiration date for purposes of this subsection (i) shall not be further extended but shall remain the normal expiration date in effect at the time of such non-renewal; or
          (ii) the date of discontinuation of the employment of the Executive with the Company and its subsidiaries, including by virtue of the death, disability, retirement at normal retirement age, voluntary resignation, or termination for any cause or no cause of the Executive;
provided, however, that if a Change in Control of the Company shall occur prior to the normal expiration date under (i) above or the date of discontinuation of employment under (ii) above, the provisions of Section 2 shall apply and this Agreement shall not expire until completion of the Exercise Period as defined in Section 2 and the performance by the Company of the last obligation required to be performed by it under Section 2.
     2.   Severance Compensation.
     (a) If a Change in Control (as defined in subsection (c) below) shall occur during the term of this Agreement and, at any time during the period beginning on the date of the Change in Control and ending on the date which is two (2) years after the date of Change in Control (the "Exercise Period"), the employment of the Executive with the Company and its subsidiaries is terminated, either because the Executive voluntarily elects to terminate such employment or because the Executive is involuntarily terminated by the Company or its subsidiaries, then the Executive shall be entitled to receive from the Company, and the Company shall deliver to the Executive, within thirty (30) days after the effective date of such voluntary or involuntary termination of employment, a lump sum cash payment (the "Severance Payment") in an amount equal to:
          (i) 299% of the "base amount" of the Executive's compensation at the time of such Change in Control (as defined in and determined under Section 280G of the Internal Revenue Code of 1986 (the "Code"), as the same may be amended from time to time), minus
         (ii) the present value of all other payments and benefits received or receivable by the Executive from the Company or its subsidiaries, under any other contract or plan, that are contingent upon such Change in Control within the meaning of and as calculated pursuant to Section 280G of the Code, exclusive of (y) any payments received or receivable by the Executive under the Company's Performance Plan (or any successor thereof), and (z) the value, determined in accordance with
     Section 280G, of any acceleration, incident to or in connection with such Change in Control, of the exercisability of any options or rights to acquire stock of the Company or any securities related to or derivative of the stock of the Company or the market price or other value thereof, or of the vesting of any restricted shares of stock of the Company.
Notwithstanding the foregoing or any other provision of this Agreement, the Executive shall not be entitled to receive any Severance Payment or any other benefits under this Agreement following a Change in Control if the Company shall terminate the Executive for Cause as defined in (and limited by) by
Section 3 of this Agreement.
     (b) For purposes of Section 2(a) above, the Executive shall be deemed to have been involuntarily terminated by the Company or its subsidiaries other than for Cause immediately following a Change in Control, if a Change in Control occurs and, prior to such Change in Control, the Executive's employment with the Company or its subsidiaries has been terminated at the direction or upon the recommendation or urging of any entity unaffiliated with the Company that is a party to any transaction relating to or constituting such Change in Control or any person, including an executive officer or director, in a position of authority with respect to any such entity. In such event, this Agreement shall be deemed not to have expired for purposes of
Section 1 upon the termination of the Executive's employment before the Change in Control.
     (c) For purposes of this Section 2, a "Change in Control" of the Company shall be deemed to have occurred as of the first date that any of the following events occurs:
          (i) There shall be consummated (A) a consolidation, merger or stock-for-stock exchange involving either the Company or the securities of the Company, in which the persons holding all voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction which issued securities to such group in such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis, to a party which is not controlled by or under common control with the Company;
         (ii) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate or any other entity or any group of persons acting in concert becomes the beneficial owner as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases, but excluding transactions described in subsection
     (i) above), of securities of the Company possessing twenty-five percent (25%) or more of the voting power for the election of directors of the Company; or
        (iii) "Approved Directors" shall constitute less than a majority of the entire Board of Directors of the Company, with "Approved Directors" defined to mean the members of the Board of Directors of the Company as of the date of this Agreement and any subsequently elected members of such Board who shall be nominated or approved by a majority of the Approved Directors on the Board prior to such election.
     (d) The Executive shall not be required, as a condition to receiving the Severance Payment provided for under Section 2(a) hereof, to forfeit any right to receive amounts or distributions under, or to forfeit any participation in, any plan or program of the Company in effect at the time of such termination of employment (including broad-based severance plans of the Company), or to mitigate the amount of any such Severance Payment by seeking other employment or gainful pursuit following the termination of his employment with the Company. The Company shall not be permitted to offset against the amount of any such Severance Payment, except as specifically permitted in the calculation thereof under Section 2(a)(ii) or as further provided in Section 2(h) hereof, the amount of (w) any compensation or income earned by the Executive as the result of his subsequent employment by any other employer or subsequent self-employment, (x) the amount of any retirement insurance or similar benefits subsequently received by the Executive, (y) the amount of any payments previously or subsequently made by the Company or its subsidiaries to the Executive or persons or entities affiliated with the Executive for services rendered or goods provided, or (z) any amounts owed or payable or claimed to be owed or payable by the Executive to the Company or any affiliate of the Company.
     (e)  Regardless of any Severance Payment made to the Executive under
Section 2(a) of this Agreement following the termination of the Executive's employment, in the event the Company shall have committed any breach of any other agreement or contract with the Executive, the Company also shall pay to the Executive any and all damages resulting from such breach, including liquidated damages, if so provided under the relevant agreement or contract.
     (f)  Regardless of any Severance Payment made to the Executive under
Section 2(a) of this Agreement following the termination of the Executive's employment, the Company also shall pay to the Executive following such termination of employment any amounts or benefits then payable or distributable to the Executive under any employee stock plan or agreement, any supplemental executive retirement plan or agreement, and any other employee benefit plan or agreement.
     (g) The status of the Executive or any individual related to the Executive as a participant in any individual or group health or insurance plan or program of the Company or its subsidiaries in which the Executive was participating as of the date of termination of employment of the Executive shall not be affected by any Severance Payment made to the Executive under
Section 2(a) of this Agreement.
     (h) If the Executive becomes entitled to receive payment of any amount under Section 2(a) of this Agreement that, in and of itself or in conjunction with any other amounts paid or payable to the Executive (whether by the Company or otherwise) following or in connection with such Change in Control, would, if paid, be considered an "excess parachute payment" as defined in
Section 280G of the Code, then such payment hereunder will be reduced in amount to the extent, but only to the extent, necessary to ensure that such payment, when paid, will no longer be considered such an "excess parachute payment," excluding, however, for purposes of all calculations under this
Section 2(h), those payments and values excluded under Sections 2(a)(ii)(y) and (z), above.
     3. Termination For Cause. Following a Change in Control, the Company may terminate the Executive's employment under this Agreement for "Cause" upon ten (10) days' written notice, and in such event, the Executive will not be entitled to receipt of any Severance Payment or any other benefits specifically provided under this Agreement. During such ten days written notice period, the Executive may not voluntarily terminate his employment. Termination for "Cause" for purposes of this Section 3 shall mean termination of the employment of the Executive by a two-thirds (2/3) vote of the entire Board of Directors of the Company or the entire board of directors of the particular subsidiary of the Company employing the Executive, expressly for one or more of the following causes, as evidenced in a certified resolution of such Board:
          (i) willful misconduct by the Executive that is materially injurious to the financial condition of the Company or the particular subsidiary; or
         (ii) conviction of the Executive with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Executive to plead guilty to any such felony; or
        (iii) failure by the Executive adequately to perform the duties of the Executive, as communicated to the Executive with specificity by a senior corporate authority (which, in the case of the Chief Executive Officer, shall be the Board of Directors), after express notice of such failure to perform and a 30-day opportunity to cure such failure.
     4.   Benefits Following Change in Control.  Following a Change in
Control of the Company, pending termination of the Executive's employment or expiration of the Exercise Period:
         (i) The Executive shall be entitled to receive from the Company or its subsidiaries such personal or group health and insurance benefits as the Executive may have been receiving as of the date of the Change in Control;
        (ii) The Executive shall be entitled to participate in and/or receive allocations under any and all employee benefit plans or programs or employee stock purchase plans or programs as are being maintained by the Company or its subsidiaries as of the date of the Change in Control and which cover or permit participation by key employees such as the Executive; and
         (iii) The Executive shall be entitled to continue to receive such other benefits, goods or services as are being received by the Executive as of the date of the Change in Control, including any additional insurance coverage then being received and any access to Company-owned or -leased vehicles and Company-funded club memberships as is then being provided.
     5. Non-competition. If the Executive receives a Severance Payment under Section 2(a), the Executive shall not, during the one (1) year period following receipt of such Severance Payment, without the express prior approval of the Board, become an officer, employee, agent, partner or director of, or serve as a consultant for, any other business in substantial competition with the Company or any of its subsidiaries in any one or more geographical areas (no such individual area being larger than a county) in which the Company or such subsidiary is then conducting material business. It is the intention of the parties to restrict the activities of the Executive under this Section 5 only to the extent necessary for the protection of the legitimate business interests of the Company.
     6. Indemnification. The Company shall indemnify the Executive from and against all legal fees and expenses necessarily and reasonably incurred by the Executive in connection with any action, suit or proceeding brought by the Executive or the Company for the enforcement, performance or construction of this Agreement, unless the Executive shall have been wholly unsuccessful, on the merits or otherwise, in such action, suit or proceeding. Upon obtaining appropriate assurances of repayment, where appropriate, the Company may advance such fees and expenses to the Executive to the extent permitted by applicable law.
     7. Withholding. Any amount to be distributed to or on behalf of the Executive as a Severance Payment under this Agreement will be reduced by the amount, if any, required to be withheld by the Company or its subsidiaries pursuant to any governmental law or regulation with respect to taxes or similar provisions.
     8. Amendment; Waiver; Termination. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in a writing signed by the party against whom such provision as amended or modified or such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms or conditions of the Agreement shall not be deemed a waiver of such term or condition. This Agreement shall terminate as provided in Section 1 hereof or upon earlier agreement of the parties; provided, however, that Sections 5 and 6 of this Agreement shall survive such termination for one (1) and five (5) years, respectively.
     9. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by acquisition, merger, consolidation, corporate reorganization or otherwise) to all or substantially all the assets or the business of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. In the event the Executive shall die after becoming entitled to receive, but prior to receiving, any Severance Payment or any other amounts or benefits receivable hereunder, payment thereof shall be made by the Company to the beneficiary designated by the Executive to receive such amounts hereunder or, if none such, to the beneficiary designated by the Executive for purposes of the group life insurance plan of the Company in which the Executive shall have participated at the time of termination of employment or, if none such, to the estate of the Executive.
     10. State Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect to the maximum extent permitted by law.
     12. Counterparts. This Agreement may be executed in one or more counterparts.
     13. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:
          If to the Company:

               North Fork Bancorporation, Inc.
               9025 Route 25
               Mattituck, New York  11952
               Attn:  Corporate Secretary

          If to the Executive:

               [NAME]
               [ADDRESS]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.
                              "EXECUTIVE"



                                        [NAME]

                              NORTH FORK BANCORPORATION, INC.


                              By:
                                        [NAME]
                                        [TITLE]